Exhibit 99.1
ADMINISTAFF ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR
HOUSTON — Feb. 11, 2010 — Administaff, Inc. (NYSE: ASF), a leading provider of human resources services for small and medium-sized businesses, today announced results for the fourth quarter and year ended December 31, 2009. The company reported a fourth quarter net loss of $2.8 million and diluted loss per share of $0.11, compared to net income of $9.7 million and diluted earnings per share of $0.39 in the 2008 quarter.
Fourth quarter diluted earnings per share were reduced by $0.26 due to a higher than expected health care plan deficit. This shortfall was a result of higher than expected COBRA costs of $0.14 per share, higher than normal utilization of health plans by active employees of $0.10 per share, and lower pricing due to plan migration of $0.02 per share.
“Although we have experienced higher than expected health care costs, we have already begun implementing corrective action plans and expect more normalized earnings during the second half of 2010,” said Paul J. Sarvadi, Administaff chairman and chief executive officer. “This year we expect to reestablish our growth and profitability, evaluate alternatives to reduce our health care risk, and continue our adjacent business development plan.”
Fourth Quarter Results
Revenues for the fourth quarter of 2009 decreased 7.1% to $395.9 million compared to the 2008 period, due to a 9.9% decrease in the average number of worksite employees paid per month; partially offset by a 3.1% increase in revenues per worksite employee per month.
“Our health plan costs were negatively impacted by both the regulatory and economic environment throughout 2009,” said Richard G. Rawson, president. “Retroactive and extended government COBRA premium subsidies, combined with the fear of loss of health insurance related to a weak labor market and proposed health care reform, contributed to higher than expected costs.”
Operating expenses for the quarter decreased 10.5% to $65.4 million as a result of cost reduction efforts.
Operating loss for the fourth quarter of 2009 was $4.0 million compared to operating income of $14.5 million in the 2008 fourth quarter. The average operating loss per worksite employee per month was $13 compared to operating income of $41 in the 2008 period.
EBITDA plus stock-based compensation for the fourth quarter was $2.3 million. Cash outlays included capital expenditures of $1.5 million and dividends of $3.3 million.

Full Year Results
For the full year, the company reported net income and diluted net earnings per share of $16.6 million and $0.66, compared to $45.8 million and $1.79 in 2008.
Revenues in 2009 decreased 4.1% to $1.7 billion, due to a 7.0% decrease in the average number of worksite employees paid partially offset by a 3.1% increase in revenues per worksite employee per month.
Gross profit decreased 16.2% to $288.0 million. The average gross profit per worksite employee decreased 9.8% to $221 per month compared to $245 in the 2008 period. This $24 decrease resulted from a $2 decline in the markup for our HR services and $22 of lower surplus in the direct cost areas, including $18 attributable to benefits.
Operating expenses decreased 6.4% compared to the 2008 period to $260.9 million. On a per worksite employee per month basis, operating expenses increased 0.5% to $200 compared to $199 in the 2008 period.
The resulting operating income for the year ended December 31, 2009, decreased 58.4% to $27.0 million compared to $65.0 million in 2008, with an average monthly operating income per worksite employee of $21 in 2009 compared to $46 in 2008.
“In spite of the turbulence we experienced in 2009, we generated $55 million of EBITDA plus stock-based compensation, and we ended the year with over $127 million in working capital,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer. “Our financial strength allows us to effectively execute our plan, continue to be opportunistic as an economic recovery takes hold, and repurchase shares as opportunities arise.”
Share Repurchase Authorization
Separately, Administaff announced that its board of directors has authorized an expansion of its share repurchase program by an additional 1,000,000 shares. Additional repurchases may be made from time to time in the open market or in privately negotiated transactions. The company also intends to adopt 10b5-1 prearranged stock trading plans to facilitate the repurchase of its common stock during times it would not otherwise be in the market due to self-imposed trading blackout periods or possible possession of nonpublic information. As a result of the expansion, Administaff now has 1,411,132 shares available for repurchase.
Conference Call
Administaff will be hosting a conference call today at 10 a.m. EST to discuss these results, give guidance for the first quarter and full year 2010 and answer questions from investment analysts. To listen in, call 877-758-1369 and use conference i.d. number 51854297. The call will also be webcast at http://www.administaff.com. To access the webcast, click on the Investor Relations section of the Web site and select “Live Webcast.” The conference call script and company guidance will be available at the same Web site later today. A replay of the conference call will be available at 800-642-1687, conference i.d. 51854297, for two weeks after the call. The webcast will be archived for one year.

Administaff is the nation’s leading professional employer organization (PEO), serving as a full-service human resources department that provides small and medium-sized businesses with administrative relief, big-company benefits, reduced liabilities and a systematic way to improve productivity. The company operates 50 sales offices in 23 major markets. For additional information, visit Administaff’s Web site at http://www.administaff.com.
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Administaff, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our current expectations, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers and other insurers, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate future acquisitions; and (x) an adverse final judgment or settlement of claims against Administaff. These factors are discussed in further detail in Administaff’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Administaff, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	December 31,	December 31,
	2009	2008

Assets
Cash and cash equivalents	$227,085	$252,190
Restricted cash	36,436	36,466
Marketable securities	6,037	225
Accounts receivable	122,592	125,093
Prepaid expenses and other current assets	20,801	35,646
Income taxes receivable	2,692	—
Deferred income taxes	2,578	—

Total current assets	418,221	449,620

Property and equipment, net	81,174	89,339
Deposits	67,529	68,020
Other assets	9,546	9,861

Total assets	$576,470	$616,840

Liabilities and Stockholders’ Equity
Accounts payable	$1,857	$3,007
Payroll taxes and other payroll deductions payable	127,597	123,666
Accrued worksite employee payroll expense	93,138	129,954
Accrued health insurance costs	6,374	14,715
Accrued workers’ compensation costs	37,049	38,028
Other accrued liabilities	24,579	35,187
Current portion of capital lease obligations	—	537
Income tax payable	—	4,157
Deferred income taxes	—	1,956

Total current liabilities	290,594	351,207

Accrued workers’ compensation costs	52,014	46,589
Deferred income taxes	10,702	10,565

Total noncurrent liabilities	62,716	57,154

Stockholders’ equity:
Common stock	309	309
Additional paid-in capital	138,551	139,415
Treasury stock, cost	(135,712)	(147,952)
Accumulated other comprehensive income, net of tax	3	—
Retained earnings	220,009	216,707

Total stockholders’ equity	223,160	208,479

Total liabilities and stockholders’ equity	$576,470	$616,840

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended			Year ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change

Operating results:
Revenues (gross billings of $2.633 billion, $2.803 billion, $9.856 billion and $10.372 billion, less worksite employee payroll cost of $2.237 billion, $2.377 billion, $8.203 billion and $8.648 billion, respectively)	$395,897	$425,985	(7.1)%	$1,653,096	$1,724,434	(4.1)%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	334,559	338,413	(1.1)%	1,365,129	1,380,695	(1.1)%

Gross profit	61,338	87,572	(30.0)%	287,967	343,739	(16.2)%
Operating expenses:
Salaries, wages and payroll taxes	35,146	39,759	(11.6)%	144,086	153,538	(6.2)%
Stock-based compensation	2,183	2,340	(6.7)%	10,064	9,970	0.9%
General and administrative expenses	15,270	17,044	(10.4)%	62,381	69,348	(10.0)%
Commissions	2,824	3,086	(8.5)%	11,800	12,665	(6.8)%
Advertising	5,954	6,668	(10.7)%	16,011	17,666	(9.4)%
Depreciation and amortization	3,993	4,174	(4.3)%	16,592	15,570	6.6%

Total operating expenses	65,370	73,071	(10.5)%	260,934	278,757	(6.4)%

Operating income (loss)	(4,032)	14,501	(127.8)%	27,033	64,982	(58.4)%
Other income:
Interest income	201	959	(79.0)%	1,616	7,035	(77.0)%

Income (loss) before income tax expense	(3,831)	15,460	(124.8)%	28,649	72,017	(60.2)%
Income tax (benefit) expense	(1,022)	5,752	(117.8)%	12,075	26,237	(54.0)%

Net (loss) income	$(2,809)	$9,708	(128.9)%	$16,574	$45,780	(63.8)%

Diluted net (loss) income per share of common stock	$(0.11)	$0.39	(128.2)%	$0.66	$1.79	(63.1)%

Diluted weighted average common shares outstanding	25,339	24,935		25,108	25,577

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended			Year ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change

Statistical data:
Average number of worksite employees paid per month	107,025	118,748	(9.9)%	108,736	116,957	(7.0)%
Revenues per worksite employee per month (1)	$1,233	$1,196	3.1%	$1,267	$1,229	3.1%
Gross profit per worksite employee per month	191	246	(22.4)%	221	245	(9.8)%
Operating expenses per worksite employee per month	204	205	(0.5)%	200	199	0.5%
Operating income (loss) per worksite employee per month	(13)	41	(131.7)%	21	46	(54.3)%
Net income (loss) per worksite employee per month	(9)	27	(133.3)%	13	33	(60.6)%

(1)	Gross billings of $8,200, $7,867, $7,553 and $7,391 per worksite employee per month, less payroll cost of $6,967, $6,671, $6,286 and $6,162 per worksite employee per month, respectively.

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)
GAAP to Non-GAAP Reconciliation Tables

	Three months ended			Year ended
	December 31,			December 31,
	2009	2008	Change	2009	2008	Change

Payroll cost (GAAP)	$2,236,888	$2,376,606	(5.9)%	$8,202,743	$8,647,774	(5.1)%
Less: Bonus payroll cost	341,351	331,909	2.8%	750,351	809,474	(7.3)%

Non-bonus payroll cost	$1,895,537	$2,044,697	(7.3)%	$7,452,392	$7,838,300	(4.9)%

Payroll cost per worksite employee (GAAP)	$6,967	$6,672	4.4%	$6,286	$6,162	2.0%
Less: Bonus payroll cost per worksite employee	1,063	932	14.1%	575	577	(0.3)%

Non-bonus payroll cost per worksite employee	$5,904	$5,740	2.9%	$5,711	$5,585	2.3%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Administaff management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three months ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008

Net (loss) income (GAAP)	$(2,809)	$9,708	$16,574	$45,780
Interest expense	—	12	18	66
Income tax (benefit) expense	(1,022)	5,752	12,075	26,237
Depreciation and amortization	3,993	4,174	16,592	15,570

EBITDA	$162	$19,646	$45,259	$87,653

Stock-based compensation	$2,183	$2,340	$10,064	$9,970

	$2,345	$21,986	$55,323	$97,623

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Administaff management believes EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

Non-bonus payroll and EBITDA are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll and EBITDA should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Administaff includes non-bonus payroll and EBITDA in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.
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